Item 77C

SCUDDER TAX FREE MONEY FUND

The Proxy Statement on Schedule 14A for Scudder Tax Free Money Fund (File No. 811-2959) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.